                                                            EXHIBIT 21

                                 SUBSIDIARIES

     The following is a list of the Corporation's consolidated subsidiaries as of July 1, 1995. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless marked with an asterisk.


                                                             State or
                                                             Jurisdiction
                                                                  of
              Name                                           Organization
              ----                                           ------------
 Basys Automation Systems, Inc.                           Delaware
 CASE & CAD Engineering Produktveckling i Stockholm       Sweden
 Computer Insurance Company                               Rhode Island
 DEC Digital Equipment Corporation A.G./S.A.              Switzerland
 Digital DV - Leasing und CAD-Vertriebs GmbH              Germany
 Digital Computer Taiwan Limited                          Taiwan
 Digital Equipment AB                                     Sweden
 Digital Equipment Asia Pacific Pte. Ltd.                 Singapore
 Digital Equipment (BCFI) AB                              Sweden
 Digital Equipment B.V.                                   Netherlands
 Digital Equipment Betriebliche Altersversorgung G.m.b.H. Germany
 Digital Equipment of Canada Limited/Digital Equipment
   du Canada Limitee                                      Canada
 Digital Equipment Caribbean, Inc.                        Delaware
 Digital Equipment Centre Technique (Europe) S.A.R.L.     France
 Digital Equipment Chile Limitada                         Chile
 Digital Equipment China Incorporated                     Peoples
                                                          Republic of
                                                          China
 Digital Equipment China Ltd.                             Delaware
 Digital Equipment do Brazil Ltda.                        Brazil
 Digital Equipment Co. Limited                            United Kingdom
 Digital Equipment Corporation A/S                        Norway
 Digital Equipment Corporation A/S                        Denmark
 Digital Equipment Corporation (Australia) Pty. Ltd.      Australia
 Digital Equipment Corporation (Consultancy) Limited      States of
                                                          Jersey
 Digital Equipment Corporation (Thailand) Ltd.            Thailand
 Digital Equipment Deutschland (Holding) GmbH             Germany
 Digital Equipment Corporation Espana, S.A.               Spain
 Digital Equipment Corporation Finance B.V.               Netherlands
 Digital Equipment Osterreich Aktiengesellschaft          Austria
 Digital Equipment Corporation International              Massachusetts
 Digital Equipment Corporation International (Europe)     Switzerland
 Digital Equipment Corporation Japan                      Japan
 Digital Equipment Corporation OY                         Finland
 Digital Equipment Corporation (New Zealand) Limited      New Zealand
 AOZT Digital Equipment Corporation                       Russia
 Digital Equipment Corporation Services-Europe S.A./N.V.  Belgium
 Digital Equipment (Cyprus) Ltd.                          Cyprus
 Digital Equipment s.r.o.                                 Czech
                                                          Republic
 Digital Equipment (DEC) Limited                          Israel
 Digital Equipment (DEC) Technical Center (Israel)
   Limited                                                Israel
 Digital Equipment Distribution (Ireland) Limited         Republic of
                                                          Ireland
 Digital Equipment Enterprises Espana, S.A.               Spain
 Digital Equipment Filipinas Incorporated                 Philippines
 Digital Equipment Finance Corporation                    Delaware
 Digital Equipment France                                 France
 Digital Equipment GmbH                                   Germany
 Digital Equipment Gulf W.L.L.                            Bahrain
 Digital Equipment Hellas S.A.                            Greece
 Digital Equipment (Holdings) B.V.                        Netherlands
 Digital Equipment Hong Kong Limited                      Hong Kong

 Digital Equipment (Hungary) Computing Technology Ltd.    Hungary
*Digital Equipment (India) Ltd.                           India
 Digital Equipment International B.V.                     Netherlands
 Digital Equipment International Betriebliche
   Altersversorgungsgesellschaft G.m.b.H.                 Germany
 Digital Equipment International G.m.b.H.                 Germany
 Digital Equipment International Limited                  Switzerland
 Digital Equipment Ireland Limited                        Republic of
                                                          Ireland
 Digital Equipment Korea, Incorporated                    Korea
 Digital Equipment (Malaysia) Sdn. Bhd.                   Malaysia
 Digital Equipment Maroc S.A.R.L.                         Morocco
 Digital Equipment de Mexico, S.A. de C.V.                Mexico
 Digital Equipment Polska Z.O.O.                          Poland
 Digital Equipment Portugal, Limitada                     Portugal
 Digital Equipment PRC Limited                            Hong Kong
 Digital Equipment Properties Limited                     United Kingdom
 Digital Equipment Romania s.r.l.                         Romania
 Digital Equipment S.A./N.V.                              Belgium
 Digital System Services AB                               Sweden
 Digital Equipment Slovakia s.r.o.                        Slovakia
 Digital Equipment SME Limited                            United Kingdom
 Digital Equipment S.p.a.                                 Italy
 Digital Equipment Scotland Limited                       United Kingdom
 Digital Equipment Services, Inc.                         Delaware
 Digital Equipment Singapore (PTE) Limited                Singapore
 Digital Equipment Corporation C.I.S. B.V.                Netherlands
 Digital Equipment (Thailand) Ltd.                        Thailand
 Digital Equipment Turkiye A.S.                           Turkey
 Digital Equipment de Venezuela (D.E.V.) C.A.             Venezuela
 Digital Growth, Inc.                                     Massachusetts
 Digital Incorporated                                     Delaware
 Digital International Sales Corporation                  Delaware
 Digital Realty Corporation                               Delaware
 Digital Receivables Financing Corporation                Delaware
 Digital Sales and Services South Africa (Pty.) Limited   Republic of
                                                          South Africa
 Digital Sociedade de Previdencia Privada                 Brazil
 Computer Insurance Company Limited                       Bermuda
 Serrata Consulting Limited                               Canada
 SIPAC S.p.a.                                             Italy
 Societe Civile Immobiliere (SCI) Parc du Bois Briard     France